UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
__________________

Date of Report (Date of earliest event reported):  January 23, 2014
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NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11038	41-0857886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4201 Woodland Road P.O. Box 69 Circle Pines, Minnesota	55014
(Address of Principal Executive Offices)	(Zip Code)

(763) 225-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of Northern Technologies International Corporation (“NTIC”) was held on January 23, 2014. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

	For	Against/Withheld	Abstain	Broker Non-Votes
Proposal One— Election of directors, each to serve for a term of one year
Barbara D. Colwell	2,059,482	14,700	-	1,799,874
Soo-Keong Koh	2,064,122	10,060	-	1,799,874
Sunggyu Lee, Ph.D	2,066,522	7,660	-	1,799,874
G. Patrick Lynch	2,066,522	7,660	-	1,799,874
Ramani Narayan, Ph.D.	2,057,227	16,955	-	1,799,874
Richard J. Nigon	2,066,522	7,660	-	1,799,874
Konstantin von Falkenhausen	2,063,822	10,360	-	1,799,874

	For	Against/Withheld	Abstain	Broker Non-Votes
Proposal Two—Approval, on an advisory basis, of the compensation of NTIC’s named executive officers, as disclosed in NTIC’s proxy statement	2,019,175	40,035	14,972	-

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
Proposal Three—Indication, on an advisory basis, of whether future votes to approve the compensation of NTIC’s named executive officers should occur every one, two or three years	1,772,744	120,130	175,408	5,900	-

	For	Against/Withheld	Abstain	Broker Non-Votes
Proposal Four—Ratification of the selection of Baker Tilly Virchow Krause, LLP as NTIC’s independent registered public accounting firm for the year ending August 31, 2014	3,867,690	6,066	300	-

With respect to Proposal One, each of the director nominees was elected by NTIC’s stockholders by the required vote.

Both Proposal Two and Proposal Four were approved by NTIC’s stockholders by the required vote.

With respect to Proposal Three, the frequency of every one year received the affirmative vote of a plurality of the shares of NTIC common stock present in person or represented by proxy at the meeting.  As this vote was consistent with the recommendation of the Board of Directors of NTIC, the Board of Directors of NTIC has determined that NTIC will hold an advisory vote on executive compensation every year until the next required vote on the frequency of an advisory vote on executive compensation. NTIC is currently required to hold votes on the frequency of an advisory vote on executive compensation every six years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

By:
Matthew C. Wolsfeld Chief Financial Officer and Corporate Secretary

Dated:   January 24, 2014